Exhibit 99.1

For Further Information, Contact:

Investor Relations: Todd Friedman or Stacie Bosinoff The Blueshirt Group 415.217.7722 todd@blueshirtgroup.com stacie@blueshirtgroup.com	Corporate Communications: Katie O’Connell RightNow Technologies 925.674.1487 Desk 925.270.6107 Cell koconnell@rightnow.com

RightNow Technologies Announces
First Quarter 2009 Financial Results

BOZEMAN, Mont. (April 29, 2009) — RightNow® Technologies, Inc. (NASDAQ: RNOW) today announced results for the first quarter ended March 31, 2009.  Total revenue was $36.0 million in the first quarter of 2009, compared to $32.9 million in the first quarter of 2008, reflecting 10% growth in revenue.

Net income in the first quarter of 2009 was $1.3 million or $0.04 per share, compared to a net loss of $(3.4) million or $(0.10) per share, in the first quarter of 2008.  Non-GAAP net income in the first quarter of 2009, which excludes stock-based compensation charges of $1.5 million, was $2.8 million or $0.09 per share, as compared to non-GAAP net loss of $(2.1) million or $(0.06) per share, in the first quarter of 2008.

New, renewed and expanded customer relationships during the first quarter of 2009 included Activision Blizzard, Inc., Alienware, drugstore.com, eHarmony, Fasthosts, Federal Aviation Administration, Lean Logistics, Sony Computer Entertainment America, Sprint Nextel and Seventh Generation.

“We are pleased to report earnings per share ahead of guidance as we maintained our commitment to improving operating margins.  That said, we saw some impact from the current macroeconomic conditions on our sales in the first quarter,” stated Greg Gianforte, CEO and founder.  “While we remain cautious in the current environment, we believe the pipeline for Q2 is strong with a good mix of opportunities across deal sizes, verticals and geographies.  We continue to focus on two primary objectives for 2009;  taking care of the customer and growing profitability.”

Guidance

•	For the full year 2009, revenue is expected to be in the range of $147 to $151 million compared to previous guidance of $150 to $155 million.

•	Net income (loss) per share for the full year 2009 is expected to be in the range of $(0.02) to $0.03 compared to previous guidance of $(0.07) to $0.01.

•	Non-GAAP net income per share for the full year 2009, which excludes stock-based compensation, is expected to be in the range of $0.20 to $0.25 compared to previous guidance of $0.15 to $0.23.

•
For the second quarter of 2009, revenue is expected to be approximately $36 million, comprised of an increase in recurring revenue offset by a decrease in professional services revenue.  Second quarter net loss per share is expected to be in the range of $(0.04) to $(0.02). Second quarter non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of $0.03 to $0.05.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time.)  To access the call, please dial (877) 718-5108, or outside the U.S. (719) 325-4842, at least five minutes prior to the 2:30 p.m. MT start time.  A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Events & Presentations menu. An audio replay will be available between 5:30 p.m. MT April 29, 2009 and 9:59 p.m. MT May 13, 2009 by calling (888) 203-1112 or (719) 457-0820, with passcode 6873947. The replay will also be available on the Company’s website at http://investor.rightnow.com.

About RightNow Technologies

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,900 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana.  For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with general economic conditions; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; our ability to expand or contract operations and to grow profitability; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; any unanticipated ambiguities in fair value accounting standards; and our ability to expand, retain and motivate our employees.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)
	March 31,	Dec 31,
	2009	2008
Assets
Cash and cash equivalents	$51,462	$51,405
Short-term investments	36,517	34,412
Accounts receivable	24,220	36,770
Term receivables, current	4,810	5,752
Allowance for doubtful accounts	(1,901)	(2,277)
Net receivables	27,129	40,245
Deferred commissions	5,331	5,381
Prepaid and other current assets	2,262	2,150
Total current assets	122,701	133,593

Long-term investments Property and equipment, net	4,980 9,187	4,963 10,141
Term receivables, non-current	2,804	3,547
Intangible assets, net	6,104	6,399
Deferred commissions, non-current	2,322	2,840
Other	848	854
Total Assets	$148,946	$162,337

Liabilities and Stockholders’ Equity
Accounts payable	$3,932	$5,058
Commissions and bonuses payable	3,084	5,665
Other accrued liabilities	10,377	11,165
Current portion of long-term debt	46	46
Current portion of deferred revenue	72,885	77,584
Total current liabilities	90,324	99,518

Long-term debt, less current portion	10	22
Deferred revenue, net of current portion	30,322	35,614

Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	104,345	102,662
Treasury stock, at cost	(15,007)	(13,209)
Accumulated other comprehensive income	1,875	1,916
Accumulated deficit	(62,957)	(64,220)
Total stockholders’ equity	28,290	27,183
Total Liabilities and Stockholders’ Equity	$148,946	$162,337

RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)
	Three Months Ended March 31,
	2009	2008
Revenue:
Software, hosting and support	$26,045	$24,556
Professional services	9,992	8,342
Total revenue	36,037	32,898

Cost of revenue:
Software, hosting and support	4,949	5,035
Professional services	7,008	7,285
Total cost of revenue	11,957	12,320

Gross profit	24,080	20,578

Operating expenses:
Sales and marketing	14,863	16,818
Research and development	4,756	4,486
General and administrative	3,446	3,516
Total operating expenses	23,065	24,820

Income (loss) from operations	1,015	(4,242)

Interest and other income, net	401	938

Income (loss) before income taxes	1,416	(3,304)
Provision for income taxes	(153)	(92)
Net income (loss)	$1,263	$(3,396)

Net income (loss) per share:
Basic	$0.04	$(0.10)
Diluted	$0.04	$(0.10)

Shares used in the computation:
Basic	31,784	33,532
Diluted	32,249	33,532

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$96	$77
Cost of professional services	133	153
Sales and marketing	622	538
Research and development	262	235
General and administrative	403	263
Total stock-based compensation	$1,516	$1,266

RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2009	2008
Operating activities:
Net income (loss)	$1,263	$(3,396)
Non-cash adjustments:
Depreciation and amortization	1,887	1,954
Stock-based compensation	1,516	1,266
Provision for losses on accounts receivable	57	89
Changes in operating accounts:
Receivables	13,569	7,447
Prepaid and other current assets	(126)	(448)
Deferred commissions	525	(404)
Accounts payable	(1,107)	1,758
Commissions and bonuses payable	(2,553)	(1,523)
Other accrued liabilities	(716)	534
Deferred revenue	(9,429)	(3,434)
Other	--	(173)
Cash provided by operating activities	4,886	3,670

Investing activities:
Net change in investments	(2,251)	(1,970)
Acquisition of property and equipment	(685)	(1,522)
Cash used in investing activities	(2,936)	(3,492)

Financing activities:
Proceeds from issuance of common stock	78	414
Common stock repurchase	(1,798)	--
Excess tax benefit of stock options exercised	89	51
Payments on long-term debt	(11)	(11)
Cash provided (used) by financing activities	(1,642)	454

Effect of foreign exchange rates on cash and
cash equivalents	(251)	278

Increase in cash and cash equivalents	57	910

Cash and cash equivalents at beginning of period	51,405	43,681
Cash and cash equivalents at end of period	$51,462	$44,591

RightNow Technologies, Inc.
Reconciliation of Non-GAAP Measurements
 (Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation

	Three Months Ended March 31,
	2009	2008
Net income (loss) as reported	$1,263	$(3,396)
Add stock-based compensation (“SBC”)	1,516	1,266
Net income (loss) before SBC	$2,779	$(2,130)

Net income (loss) per share, as reported (basic and diluted)	$0.04	$(0.10)
Net income (loss) per share, before SBC (basic and diluted)	$0.09	$(0.06)

Shares outstanding (basic), as reported	31,784	33,532
Shares outstanding (diluted), as reported	32,249	33,532

Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
Second quarter ending June 30, 2009	From	To	Adjustment		From	To
Net income (loss)	$(1,175)	$(500)	$2,000 [a	]	$825	$1,500
Net income (loss) per share	$(0.04)	$(0.02)			$0.03	$0.05
Shares (diluted)	32,000	32,000			33,000	33,000

Year ending December 31, 2009
Net income (loss)	$(500)	$1,100	$7,000 [a	]	$6,500	$8,100
Net income (loss) per share	$(0.02)	$0.03			$0.20	$0.25
Shares (diluted)	32,000	33,000			33,000	33,000

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006.

About Non-GAAP Financial Measures
Non-GAAP net income (loss) and diluted net income (loss) per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income (loss) and net income (loss) per share or any other performance measure determined in accordance with GAAP.  We present non-GAAP net income (loss) and net income (loss) per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation.  Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.  Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.  In calculating non-GAAP net income (loss) and net income (loss) per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance.  Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP net income (loss) and net income (loss) per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income (loss) and net income (loss) per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net income (loss) and GAAP net income (loss) per share.  In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•	Other companies inside and outside of our industry may calculate non-GAAP net income (loss) and net income (loss) per share differently than we do, limiting their usefulness as a comparative tool; and
•
The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future.  The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures.  The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.  The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income (loss) and net income (loss) per share.  For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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